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                                                                   Exhibit 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             Linens 'n Things, Inc.


                  Linens 'n Things, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is Linens 'n Things, Inc., and the name under which the Corporation was originally formed is Linens 'n Things, Inc. The Corporation's original certificate of incorporation was filed with the Secretary of State of Delaware on [date of incorporation of shell corporation], 1996.

                  2. This Amended and Restated Certificate of Incorporation (this "Restated Certificate") has been duly adopted and proposed to the sole stockholder of the Corporation by the Board of Directors of the Corporation, and has been approved and adopted by the sole stockholder of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                  4. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as hereinafter set forth:

                  FIRST:  The name of the Corporation is Linens 'n
Things, Inc.

                  SECOND:  The address of its registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange
Street, City of Wilmington, County of New Castle, Delaware 19801.
The name of its registered agent at such address is The
Corporation Trust Company.
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                  THIRD: The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

                  FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is [Number], consisting of 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  (b) The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

                  (c) Effective upon the filing of this Restated Certificate with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or the holder thereof, changed and converted into the number of shares of Common Stock determined by multiplying such outstanding share of Common Stock by 195,954.76 (the "Stock Split Factor"). Each stock certificate representing shares of Common Stock outstanding immediately prior to the Effective Time shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by the Stock Split Factor.

                  (d) Notwithstanding the foregoing, in the event that the conversion of the Common Stock described above would result in any holder of shares of Common Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the conversion shall be such that the shares of Common Stock issued as a result of the conversion shall be the integral multiple of one closest to the product of the Stock Split Factor times the number of shares of Common Stock held by such holder immediately prior to the Effective Time, with fractions of 0.50 and greater being rounded up to the next higher integral multiple of one and fractions less than 0.50 being rounded down to the next lower integral multiple of one. No consideration will be paid in lieu of fractions that are rounded down.


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                  FIFTH:  (a) The business and affairs of the Corporation
shall be managed by or under the direction of the Board of Directors.

                  (b) The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than ten; provided that so long as CVS Corporation, a Delaware corporation "(CVS"), is a Principal Stockholder (as defined below), the number of directors which shall constitute the whole Board shall be seven.

                  (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the [1997] annual meeting, directors initially designated as Class II directors shall serve for a term ending on the [1998] annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the [1999] annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

                  (d) CVS shall have the right to designate the Applicable CVS Number (as defined below) of directors to the Board of Directors and the right to designate the class to which each such CVS designee shall be elected. In connection with each election of directors, the Corporation shall nominate each of the Applicable CVS Number of individuals designated by CVS (each, a "CVS Designee") as a director to the Board of Directors (in the class so designated by CVS) and shall recommend to the stockholders the election of each CVS Designee as a director (in the class so designated by CVS).

                  (e) In the event of a decrease in the Applicable CVS Number at any time, (i) one or more (as appropriate) CVS Designees (selected by CVS as provided in clause (ii)) shall

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automatically be deemed removed from the Board effective at such time, and (ii)
CVS shall have the right to select the individual[s] to be removed if any CVS Designee is to remain as a director after giving effect to such decrease; provided that if after giving effect to such decrease the Applicable CVS Number is zero, one CVS Designee (selected by CVS) shall continue to serve as a director until the next annual meeting of stockholders. Except as aforesaid, (x) vacancies on the Board resulting from the removal, death, resignation or other departure of a CVS Designee may only be filled in the manner provided in the Stockholder Agreement dated as of _______, 1996 among CVS, Nashua Hollis CVS, Inc. and the Corporation (the "Stockholder Agreement"), and (y) each director who is a CVS Designee may only be removed in the manner provided in the Stockholder Agreement or as provided in clause (g) of this Article FIFTH.

                  (f) Subject to clause (e) of this Article FIFTH, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, Each director (including any CVS Designee) elected to fill a vacancy shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

                  (g) Subject to clause (e) of this Article FIFTH in the case of CVS Designees, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  (h) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                  (i) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE FIFTH unless otherwise provided therein.

                  (j) For purposes of this Restated Certificate, the

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following terms shall have the following respective meanings:

                  (i) "Affiliate" has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (ii) "Applicable CVS Number" shall be (i) [two], so long as the CVS Group in aggregate owns at least 15% of the total Voting Power, (ii) one, so long as the CVS Group in aggregate owns at least 5% but less than 15% of the total Voting Power, and (iii) zero, as soon as the CVS Group in aggregate owns less than 5% of the total Voting Power.

                  (iii) "CVS Group" means CVS and its Affiliates.

                  (iv) CVS shall constitute a "Principal Stockholder" so long as the CVS Group in aggregate owns at least 10% of the total Voting Power.

                  (v) "Voting Power" means the number of votes represented by the total outstanding Voting Stock.

                  (vi) "Voting Stock" means the stock of the Corporation of any class or series entitled to vote generally in the election of directors.

                  SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

                  SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

                  EIGHTH: Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, (i) for so long as CVS is a Principal Stockholder, special meetings of the stockholders may be called by CVS, and (ii) whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH, special meetings of holders of such Preferred Stock.

                  NINTH:  (1)  A director of the Corporation shall, to


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the fullest extent permitted by Delaware Law, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

                  (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

                  (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

                  (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                  (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.


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                  TENTH: The Corporation reserves the right to amend this
Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLE FIFTH through ARTICLE TENTH, inclusive, may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLE FIFTH through ARTICLE TENTH, inclusive, unless such action is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.


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                  IN WITNESS WHEREOF, the undersigned has caused this Restated
Certificate to be signed on its behalf as of the __th day of __________, 1996.

                                                LINENS 'N THINGS, INC.



                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


Attest:
       ------------------------------
       Name:
       Title:


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